Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

Olin to Attend the Morgan Stanley, J.P. Morgan, Bank of America Merrill Lynch, Susquehanna, Longbow Research and Barclays Conferences

Clayton, MO, February 6, 2017 - Olin Corporation’s (NYSE: OLN) senior management will be attending the following conferences in February and March of 2017:

February 14th:    Morgan Stanley, Corporate Access Day (New York, NY)
February 28th:    J.P. Morgan, Global High Yield & Leveraged Finance Conference (Miami, FL)
March 1st:    Bank of America Merrill Lynch, Global Agriculture & Chemicals Conference
(Fort Lauderdale, FL)
March 9th:    Susquehanna Financial Group, Chemical Conference (Boston, MA)
March 14th:    Longbow Research, Basic Materials Conference (New York, NY)
March 28th:    Barclays, Materials ROC Stars Conference (New York, NY)

A copy of the presentation slides for these conferences will be available the evening prior to each event to investors, news media and the general public on Olin’s web site, www.olin.com, in the Investors section under Investor Presentations.

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition.  The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid.  Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2017-04